Exhibit 10.2

PLANET GROUP, INC.

2000 STOCK INCENTIVE PLAN

1.                                       Purpose.

Planet Group, Inc., (“the Company”) wishes to attract and retain the best available talent.  The Company seeks to encourage the highest level of performance, to serve the best interests of the Company and its shareholders.  Accordingly, key staff and certain contractors should have the chance to acquire a proprietary interest in the equity of the Company.  Equity stakes will provide staff with incentives to exert their maximum efforts for the success of the Company’s business. The Company expects that the 2000 Stock Incentive Plan (the “2000 Plan”) will help to achieve these goals.

2.                                       Definitions.

As used herein, the following terms shall have the following meanings:

Awards shall mean Options and Restricted Shares, each as defined below (collectively “Awards” and individually an “Award”.)

Board shall mean the board of directors of the Company, or any committee of the board to which the board’s powers hereunder may be delegated.

Code shall mean the Internal Revenue Code of 1986, as amended.

Common Stock Equivalents shall mean convertible securities, and any stock options, warrants or other rights to acquire the Shares on a fully diluted basis.

Exercise Date shall mean the date on which notice is served exercising any Option hereunder.

Fair Market Value shall have the meaning set forth in Section 14 hereof.

Group the Company and its subsidiaries

LLC Plan shall mean the Ownership Plan under which options were granted to acquire membership interests in the Company’s predecessor Planet Group, LLC.

Options shall mean options to acquire Shares (individually an “Option”.)

Option Holder shall mean any person to whom an Option is granted hereunder, which Option has not been exercised and has not terminated or expired.

Outstanding Shares shall mean the aggregate number of (a) the Shares and (b) all Common Stock Equivalents issued and outstanding.

Participant shall mean any person, corporation or other entity that has been granted an Award hereunder.

Restricted Shares shall mean Shares issued subject to such restrictions as the Company may impose at the time of issuance.

Securities Act shall mean the Securities Act of 1933, as amended.

Shares shall mean shares of the Company’s common stock, par value $.01 per share.  “Shares” include fractions of Shares, authorized but unissued Shares, or Shares reacquired by the Company.

Vesting  (whether or not capitalized) shall mean the occurrence of an event which shall entitle a participant in the 2000 Plan to exercise his or her rights under any Award, subject to the terms and provisions of the 2000 Plan and “vested” and “unvested” in relation to any Shares or Options shall be construed accordingly.

3.                                       Scope and Duration.

a)                                      The Company may make Awards under the 2000 Plan in the form of Options or Restricted Shares.  Shares issued pursuant to the 2000 Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors (“the Board”).

b)                                     Subject to adjustment as provided in Section 11 hereof, the maximum number of Shares that the Company will reserve for issuance and for grants of Awards under the 2000 Plan, shall not exceed in the aggregate 4,169,368 Shares.  The Company shall at all times maintain sufficient authorized but unissued Shares, necessary to enable participants to exercise their rights under any outstanding Awards.

c)                                      If it should occur that:

(i)                                     Any Option granted hereunder shall expire or terminate for any reason without being exercised in full, or

(ii)                                  The Company shall reacquire unvested Restricted Shares issued pursuant to Awards,

then such Awards shall again be available for subsequent grants of Awards under the 2000 Plan.

d)                                     The Company shall limit Restricted Shares granted under the 2000 Plan to no more than 25% of the total Shares eligible for Awards.

e)                                      Unless terminated sooner pursuant to Section 13, the 2000 Plan shall terminate on December 31, 2005.  The Company may grant no new Awards hereunder after that date.

4.                                       Administration.

The Board or the Compensation Committee of the Board, or such other Board Committee as may be designated by the Board, shall administer the 2000 Plan.  If the Company has a class of stock registered pursuant to Section 12 of the Securities Act, as amended, each member of the Compensation Committee (“the Committee” which shall be deemed to include reference to the Board or another committee designated for the purposes of the 2000 Plan, if no such committee exists.) shall be a Disinterested Person within the meaning of Rule 16b-3 promulgated under the Securities Act and an Outside Director within the meaning of Section 162 (m) of the Code.

a)                                      Subject to and consistent with the express provisions of the 2000 Plan, the Committee shall have plenary authority in its discretion to:

•                                          Grant Awards and determine the purchase price of the Shares covered by each Option.

•                                          Decide the term of each Award and the time or times at which the Company will grant Awards.

•                                          Determine the persons to whom the Company shall grant Awards.

•                                          Decide the number of Shares covered by each Award.

•                                          Interpret the 2000 Plan.

•                                          Prescribe, amend and rescind rules and regulations relating the 2000 Plan.

•                                          Determine the terms and provisions of the Award agreements (which need not be identical) entered into in connection with Awards under the 2000 Plan.

•                                          Accelerate the vesting of all or any portion of an Award or to extend the period during which an Award is exercisable; and

•                                          Make all such other determinations deemed necessary or advisable for the administration of the 2000 Plan.

b)                                     The Committee may delegate to one or more of its members or agents such administrative duties as it may deem advisable.  The Committee (or any person to whom it has delegated duties) may employ one or more persons to give advice about any responsibility the Committee may have under the 2000 Plan.

c)                                      If the Company is subject to Section 162(m) of the Code, the Company intends to preserve the tax deductibility of compensation for Covered Employees to the extent it is reasonably practicable and consistent with the Company’s compensation objectives.  For the purposes of the 2000 Plan, Covered Employees shall be those employees of the Company described in Section 162(m) of the Code.

5.                                       Eligibility;  Factors to be Considered in Granting Awards.

a)                                      The Company may grant Options and Restricted Shares both to employees and to non-employees.  For this purpose employees shall be deemed to include employees of the Group as well as employees of affiliated entities of the Company including Elan Corporate Services Limited and its subsidiaries, Beck & Arad, LLP and Hewlett Beck & Arad (collectively the “Affiliates”) Non-employees may include independent agents, directors and consultants, who in the opinion of the Board contribute to the success of the Company.

b)                                     In deciding which employees will receive Options, the Committee shall consider

•                                          the nature of employees’ duties,

•                                          their present and potential contributions to the success of the Company, and

•                                          such other factors as it shall deem relevant in connection with accomplishing the objectives of the 2000 Plan.

c)                                      When determining the size of Awards for officers and employees, the Committee shall consider performance versus goals (tied to the annual operating plan).

6.                                       Specific Terms of Awards.

a)                                      The Board may grant an Award subject to such terms and conditions as the Board deems appropriate.  Such terms and conditions, without limitation, may include restrictions on the pledging, sale, assignment or transfer or other disposition of Shares.  The Board may impose the condition that the recipient forfeit all or a portion of such Award to the Company upon termination of employment.  If a Participant who is an employee of an Affiliate transfers employment to the Group, or vice versa, such employee’s employment shall not be treated as having terminated and shall be deemed to have continued, with the entity to which the employee is transferred.

b)                                     Grants of Awards shall be subject to the provision that each Award recipient shall enter into an agreement with the Company, if required by the Board.  Such agreement shall be in a form specified by the Board and shall contain such terms and conditions as the Board in its sole discretion may decide.

7.                                       Options

a)                                      Options granted hereunder shall be on the following terms and conditions:

(i)                                     Price of Options.  The Committee shall determine the purchase price of the Shares covered by each Option  (“Exercise Price”).  The Exercise Price under any Option shall be not less than 75% of the Fair Market Value of a Share (as defined in Section 14 below) on the date on which the Committee grants the Option.  The purchase price with respect to any Option shall be subject to adjustment as provided in Section 11 below.

(ii)                                  Grant Date.  The Committee shall determine the grant date of each Option.  In the absence of such a determination, the date on which the Committee adopts a resolution granting an Option shall be the grant date.

(iii)                               Term of Options.  The term of each Option shall be not more than ten years from the date of grant, as the Committee shall determine. Options granted to employees shall be subject to earlier termination and shall lapse, subject to and upon the following terms and conditions.  The Committee may waive in whole or in part the termination and lapse of any Options, as it shall determine in its sole discretion:

(1)                      In the case of termination by reason of death, permanent physical or mental disability, which prevents the Option Holder from performing his duties for the Company for a period of not less than six months, or unlawful dismissal by the Company, all vested Options shall remain exerciseable and all unvested Options shall immediately become vested, but all such Options shall only be exerciseable within one year after the date of termination of employment, by the former employee or his or her heirs or personal representatives.  Unlawful dismissal by the Company shall mean dismissal, which is found to be in breach of applicable statutes or regulations (e.g. by reason of unlawful discrimination).

(2)                      In the event of termination of employment by the Company, without cause, in any case other than as mentioned in paragraph (1) above, the Option

Holder shall be entitled to exercise Options, to the extent of the portion already vested but all unvested Options or portions thereof shall lapse and terminate upon such termination of employment.  The vested portion of such Options shall only be exercisable within one year after the date of termination of employment.  Termination without cause shall mean termination of employment by the Group or Affiliates for any reason other than one of the following:

•                              Embezzlement or misappropriation of funds.

•                              Conviction of a felony involving moral turpitude.

•                              Commission of material acts of dishonesty, fraud, or deceit.

•                              Breach of any material provisions of any employment agreement with the Company to which he or she is party.

•                              Habitual or willful neglect of his or her duties.

•                              Breach of fiduciary duty to the Company or its Affiliates involving personal profit.

•                              Material violation of any other duty to the Company or its Affiliates or their respective owners imposed by law or by the Board of Directors.

(3)                      In the event of termination of employment for any reason not set forth in paragraphs (1) and (2) above all unvested Options shall lapse upon termination and all vested Options shall lapse if not exercised within 30 days after termination of employment.

b)  Exercise of Options.

(i)                                     The Committee shall determine in each case the period during which an Option Holder may exercise any Option granted under the 2000 Plan.

(ii)                                  An Option Holder may exercise an Option at any time, or from time to time, as to any or all full Shares as to which the Option is then exercisable.  An Option shall only be exercisable when vested whether wholly or in part.  The vesting period shall be set forth in the instrument granting the Award and may be any period from zero to four years.  Vesting shall normally occur on a fractional basis on each anniversary of the grant of the Award, in relation to that number of Shares which is equal to the total number of Shares subject to the Award, divided by the number of years in the vesting period.  However, the Board shall have the power to set a vesting period, which is not a whole number of years, and to allow partial vesting at less than annual intervals.

(iii)                               Options may be exercised, as to the vested portion thereof, by service of written notice upon the Company setting forth the number of Shares, which the Option Holder desires to purchase and the Option Holder shall pay in full the purchase price of the Shares as to which an Option Holder exercises an Option.  Payment may be in cash or by delivery of a Promissory Note.  Any such Note shall be due and payable within six months of the Exercise Date and shall bear interest at the lowest applicable rate determined pursuant to the Internal Revenue Code and regulations made thereunder.  The purchased Shares shall be pledged to secure such Note.

(iv)                              Subject to compliance with applicable laws and regulations, the Committee in its sole discretion may elect to grant Options that permit payment in Shares of the Company that the Option Holder already owns.  The Company shall value such Shares at the Fair Market Value thereof on the Exercise Date.  The Option Holder shall pay any amount necessary to satisfy any federal, state, or local tax withholding obligations on the Exercise Date.

(iv)                              Subject to the provisions of paragraph 7(a)(iii) above the Committee, either at the time of grant or thereafter, will determine the period of time during which an Option Holder may exercise a vested Option following termination of the Option Holder’s employment.

(v)                                 Upon the exercise of an Option or portion thereof, the Holder thereof shall have the rights of a shareholder with respect to the Shares purchased pursuant to such Option.

c)  Substitution of Options.

During the term of the 2000 Plan, the Committee in its discretion, may offer one or more Option Holders the opportunity to surrender any or all unexpired Options for cancellation or replacement.  If the Option Holder then does surrender any Options, the Committee may then grant new Options to such holder for the same or different numbers of Options — at a higher or lower exercise price than the surrendered Options.  Such new Options may have a different term than the surrendered Options.  New Options otherwise shall be subject to the provisions of this 2000 Plan.

8                                          Restricted Shares.

The Committee may grant Restricted Shares on the following terms and conditions:

a)              Issuance and Restrictions.  Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose.  Restrictions may start at the date of grant or thereafter.  Restrictions may lapse separately or in combination.  Restrictions may end under such circumstances and in such installments, or otherwise, as the Committee may determine.  (Circumstances may include, without limitation, the achievement of performance criteria.)  A person granted Restricted Shares shall have all of the rights of a Shareholder, unless stated otherwise in the related Award Agreement.  Such rights include, without limitation, the right to exercise any voting rights attaching to the Restricted Shares and the right to receive dividends payable thereon.

b)             Forfeiture.  Restricted Shares (and any accrued but unpaid dividends) held by any employee that are at that time unvested and still subject to restrictions shall be forfeited upon termination of an employee’s employment, subject to the same provisions, as set forth in Section 7 above, which apply to the termination of Options, mutatis mutandis.  The Committee may waive in whole or in part the forfeiture of Restricted Shares as it shall determine.

c)              Certificates for Shares.  The Company may evidence Restricted Shares in such manner as the Committee may decide.  The Company may register certificates for Restricted Shares in the name of the employee.  If so, the certificates shall bear an appropriate legend that refers to the applicable restrictions.  The Company shall keep physical possession of any such certificates.

d)             Distributions.  The Company shall pay distributions on Restricted Shares either at the distribution payment date, or deferred for payment to such date as determined by the Committee.  The Company may pay distributions in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such distributions.

9                                          Mergers, Dispositions And Certain Other Transactions

If during the term of any Options or Restricted Stock Agreement, the Company shall be merged into or consolidated with or otherwise combined with another person or entity, or substantially all of the property or stock of the Company is acquired by another person or entity, or there is a divisive reorganization, spin-off or liquidation or partial liquidation of the Company, (“Liquidation Event”) the Company may choose to take no action with regard to the Options outstanding or to take any of the following courses of action:

a)              The Company may provide in any agreement with respect to any such Liquidation Event comprising a merger, consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant Options to the Option Holders to acquire shares in such corporation with respect to which the excess of the fair market value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the purchase price under each Option, shall not be greater than the excess of the FMVof the Shares over the Exercise Price of the Options immediately prior to the consummation of such Liquidation Event; or

b)             If the Board shall determine that such action is reasonable under the circumstances, it may give each Option Holder the right, immediately prior to the consummation of such Liquidation Event, to exercise his Options in whole or in part, without regard to any restrictions on the time of exercise otherwise imposed pursuant to Paragraph 7 of the Plan; or

c)              the Board may take such other action as it shall determine to be reasonable under the circumstances in order to permit Participants to realize the value of rights granted to them under the Plan.

10.                                 Non-Transferability of Awards.

Awards granted under the 2000 Plan shall not be transferable otherwise than by will or the laws of descent and distribution.  Only employees may exercise Options granted to them under the 2000 Plan, during their own lifetimes. Neither Restricted Stock, nor Options may be pledged as security for any debt nor made subject to any creditor’s lien.

11.                                 Adjustments Upon Changes In Capitalization.

Notwithstanding any other provisions of the 2000 Plan, the Committee at any time may make or provide for such adjustments to the 2000 Plan as it may deem appropriate to prevent dilution or enlargement of rights.  Adjustments may be to the number, class and purchase price of Shares issuable thereunder or to any outstanding Awards.  The Committee may make adjustments in the event of changes in the Outstanding Shares by reason of:

•  share distributions,

•  recapitalizations,

•  consolidations,

•  separations,

•  liquidations, or

•  split-ups,

•  mergers,

•  combinations or exchanges of Shares,

•  reorganizations,

•  similar corporate transactions or events.

In the event of a general offer to Shareholders for the acquisition of their Shares, the Committee may make adjustments as it deems equitable in respect of Awards so that they may be exercisable for the consideration payable in any acquisition transaction.  Any determination by the Committee shall be conclusive.  Notwithstanding the above, nothing herein grants Option Holders any pre-emptive rights to maintain their proportionate interests on an “as-exercised” basis.

12.                                 Effective Date.

The 2000 Plan shall be effective as of January 1, 2000, except with respect to any Options granted under the LLC Plan assumed by the Company, as to which the 2000 Plan shall be effective as of July 1, 1999.

13.                                 Termination and Amendment.

The Board or the Committee may suspend, terminate, modify or amend the 2000 Plan.  Any such modification or amendment shall be subject to the approval of the Company’s Shareholders, if Rule 16b-3 is applicable and requires such approval.  Except as set forth in Section 11, no suspension, termination, modification or amendment of the 2000 Plan, without the consent of the employee to whom the Company has granted an Award, may adversely affect the rights of such employee under such Award.

14.                                 Fair Market Value.

As used herein, the term Fair Market Value (“FMV”) on any day means, on such day:

a)                                      If the principal market for the Shares is a national securities exchange or the NASDAQ National Market System,  FMV shall be the closing sales price of the Shares, as reported on such day or if the exchange was closed on such day, on the last business day prior to such day on which the exchange was open.

(i)                                     By such exchange or market system, or

(ii)                                  On a consolidated tape reflecting transactions on the exchange or market system.

b)                                     If the principal market for the Shares is not (a) above, and the National Association of Securities Dealers Automated Quotations System quotes the Shares, FMV shall be the mean between the closing bid and asked prices for the Shares as quoted on such System.

c)                                      If the principal market for the Shares is neither (a) nor (b) above, FMV shall be the mean between the highest bid and the lowest asked prices for the Shares as reported by the National Quotation Bureau, Inc.

d)                                     If the Shares are not traded or quoted on any securities exchange or quotation system and there has been a material arms-length investment in the Shares within six months prior to the FMV date,  FMV shall be the price per Share (adjusted as necessary under Section 11) paid for such investment.

e)                                      In the event that none of sub-paragraphs (a), (b), (c) and (d) of this paragraph are applicable then the Committee shall determine the Fair Market Value of the Shares by any method that it deems to be appropriate.  The Committee’s determination shall be conclusive.

15.                                 Additional Conditions

The Committee may require, as a condition to the issuance or delivery of any Shares granted under the 2000 Plan that, at the time of exercise:

a)              The Shares reserved for the 2000 Plan shall be duly listed, upon official notice of issuance, upon such securities exchange(s) on which the Shares is listed.

b)             A registration statement under the Securities Act, with respect to such Shares shall be effective.

c)              The person receiving such Shares delivers to the Company such documents, agreements and investment representations as the Committee shall determine to be in the best interests of the Company.

16.                                 No Right to Continued Employment.

Nothing in the 2000 Plan or in any Awards granted thereunder shall confer upon any employee any right to continue in the employ of the Company.  The Company may terminate the employment of any employee at any time, in accordance with the terms of their employment.

17.                                 Governing Law and Jurisdiction.

This Plan shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts to be performed wholly within that state, without reference to the principles of conflict of laws.  The Company and each Participant by acceptance of an Award, consent to suit in and submit to the non-exclusive jurisdiction of the courts, federal and state, located in the State of New York, with venue in New York County, in respect of any matter arising in connection with this Plan, any Award or any Shares acquired pursuant to any Award.

18.                                 Miscellaneous

a)                                      Notices  Any notices, information or written statement required to be given, shall be served personally, by courier or by mail (airmail service, if available) addressed to each Participant at the address shown in the instrument creating the Award and to the Company at its principal office. Any notice, if served by post, shall be deemed to have been served within 5 Business Days of posting, and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and put into the Post Office.  In all other cases, notice shall be deemed served when received by the addressee or receipt thereof is refused.

b)                                     Interpretation  “Written” or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, e-mail or other form of writing produced by electronic communication. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in this Plan, it shall equally, where the context admits, include the others and references to persons shall include corporations and all legal entities capable of having a legal existence.  Headings in this Plan are for convenience only and shall not affect the meaning or import of any provision hereof.

c)                                      Waiver and Amendment  No waiver, variation or amendment of any provision of this Plan, or of any Award shall be effective unless in writing and under the hand of a person duly authorized by the Board or the Committee to execute the same.  Waiver of the Company’s rights upon any one occurrence shall not automatically, waive the Company’s rights upon any subsequent occurrence of the same event.

NONQUALIFIED STOCK OPTION GRANT
PURSUANT TO THE PLANET GROUP, INC.
2000 STOCK INCENTIVE PLAN (“THE PLAN”)

CERTIFICATE OF GRANT OF OPTION

The Board of Directors of Planet Group, Inc. (the “Company”) hereby grants to            (the “Optionee”) an option (“Option”) to purchase a total of            shares of Common Stock of $0.01 par value of the Company (the “Shares”) pursuant to the Plan.

This Option is not intended to be an “incentive stock option” within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.  The Option is a Non-Qualified Stock Option.

In consideration of the sum of $           paid by you to the Company (receipt of which is hereby acknowledged), the Company hereby grants to you an Option to purchase            Shares (“the Option”) on the terms and conditions contained in the Rules of the Plan, as amended from time to time (a copy of which is enclosed herewith).

The purchase price for each Share in respect of which the Option is exercisable shall be $           per Share.  The aggregate purchase price in respect of the number of Shares for which you wish to purchase at any time shall be payable as described in the Plan, on or following the exercise of the Option.

The vesting period applicable to the Option is three years from           , (the “Commencement Date”).  This means that you shall become entitled to exercise the Option in respect of one third of the Shares, which are the subject of the Option, on each of the first three anniversaries of the Commencement Date.  To the extent that the Commencement Date is prior to the date of this grant, this grant is made, as you hereby acknowledge, in fulfillment of the commitment by the Company to grant these Options as of the Commencement Date.  Subject to the Rules of the Plan, the Option may be exercised at any time between 1 and 10 years from the date hereof, and you may purchase any number of Shares up to the maximum number of vested Shares contained in the Option during that time.

You shall not in any event be entitled to purchase any Shares, more than 10 years from the date hereof and your rights, in respect of any Shares which may remain subject to the Option, shall lapse at that time.  Similarly, except in certain specified circumstances, the Option shall lapse if you leave or are dismissed from the employment of the Company or one of its subsidiaries or affiliates.  The Option shall be separate from any employment agreement or terms and conditions of employment. The grant of the Option does not constitute an employment contract, and it does not guarantee employment or service for the length of any vesting schedule or portion thereof and does not mean that the Company or the relevant subsidiaries or affiliates have any separate obligation to continue your employment.

This Option may not be transferred, assigned or changed in any way, and if you attempt to do so the Option herein will lapse at the time.

By signing this Certificate of Grant of Option you acknowledge receipt of a copy of the Plan, which is enclosed herewith, and hereby accepts this Option subject to all the terms and provisions thereof.  You hereby agree to accept as binding, conclusive and final decisions or interpretations of the Committee upon any questions arising under the Plan.

You are advised to read carefully the Rules of the Plan, which govern the terms of the Option and set out the procedure for exercise.  If you have any questions in relation to the Option, the Rules or the Plan you should direct these to the Company’s General Counsel.

DATE:

PLANT GROUP, INC.

The foregoing is hereby agreed to and accepted by the undersigned.

EMPLOYEE’S NAME

EMPLOYEE’S SIGNATURE

DATE SIGNED

2

NOTICE  OF  EXERCISE

To:          Planet Payment, Inc.

(1)           The undersigned Option holder hereby elects to purchase            shares of the Common Stock of Planet Payment, Inc., (the “Corporation”) pursuant to the terms of the Option Grant dated the            day of           , 200           (the “Option Agreement”) issued under the terms of the Corporation’s 2000 Stock Incentive Plan (the “2000 Plan”), and either:

(a)   tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any; or

(b)   requests the Corporation to issue the shares by way of the “net exercise” method based on the Fair Market Value of the Corporation’s Common Stock (as defined in the 2000 Plan) on the Exercise Date.  The undersigned acknowledges that under this method the shares to be issued are in effect paid for by surrendering the requisite number of options, calculated by reference to the difference between the Exercise Price and the Fair Market Value on the Exercise Date and will result in the issuance of a number of shares, which is less than the number in respect of which the Option is hereby exercised as stated above.

(2)           The undersigned acknowledges that all income taxes and Social Security and Medicare taxes due upon exercise of this Option Agreement will need to be paid to the Corporation by the undersigned before the shares can be issued and understands that the Corporation will notify the amount due following receipt of this Notice.

(3)           In exercising its rights to purchase the Common Stock of the Corporation, the undersigned hereby confirms and acknowledges that the shares will be issued subject to restrictions on transfer under the Securities Act 1933 and the certificates therefor will bear a legend to that effect.

(4)           Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

SIGNED:

(Name)

(Address)

Date

NAME IN WHICH STOCK TO BE REGISTERED IF DIFFERENT